UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 17, 2026
Date of Report (date of Earliest Event Reported)
NEWTEKONE, INC.
(Exact Name of Company as Specified in its Charter)

Maryland	814-01035	46-3755188
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4800 T Rex Avenue, Suite 120, Boca Raton, Florida 33431
(Address of principal executive offices and zip code)

(212) 356-9500
(Company’s telephone number, including area code)

(Former name or former address, if changed from last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.02 per share	NEWT	Nasdaq Global Market LLC
8.00% Notes due 2028	NEWTI	Nasdaq Global Market LLC
8.50% Notes due 2029	NEWTG	Nasdaq Global Market LLC
8.625% Notes due 2029	NEWTH	Nasdaq Global Market LLC
8.50% Notes due 2031	NEWTO	Nasdaq Global Market LLC
Depositary Shares, each representing a 1/40th interest in a share of 8.500% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B	NEWTP	Nasdaq Global Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 is contained in Item 8.01 of this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01. Other Events

On February 17, 2026, NewtekOne, Inc. (the “Company”) completed an exempt offering of $15.0 million aggregate principal amount of its 8.375% note due 2033 (the “Note” and the "Offering"). The Offering was consummated pursuant to the terms of a purchase agreement (the “Purchase Agreement”) dated February 17, 2026 between the Company and an institutional accredited investor (the “Purchaser”). The Purchase Agreement provided for the Note to be issued to the Purchaser in a private placement in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied upon this exemption from registration based in part on representations made by the Purchaser. The Note has not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration. The net proceeds from the sale of the Notes were approximately $14.9 million. The Company intends to use the net proceeds from the sale of the Note for general corporate purposes.

The Note will mature on March 1, 2033. The Note may be redeemed by the Company, at its option, at a make-whole price at any time prior to January 1, 2033, or at a price equal to 100% of the principal amount of the Note to be redeemed, plus accrued and unpaid interest, if any, thereafter. The Note bears interest at a rate of 8.375% per year payable semiannually on February 1 and August 1 each year, beginning on August 1, 2026. The Note will be the Company’s direct unsecured obligation and ranks pari passu, or equal, with all outstanding and future unsecured unsubordinated indebtedness issued by the Company. The Note will be effectively subordinated to the Company’s existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness, and structurally subordinated to all existing and future indebtedness and other obligations of any of the Company’s subsidiaries.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEKONE, INC.

Date: February 19, 2026	By:	/S/ BARRY SLOANE
Barry Sloane
Chief Executive Officer, President and Chairman of the Board